EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
City Language Exchange Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 14, 2007, relating to the financial statements of City Language Exchange, Inc. as of December 31, 2006 and for the period from August 28, 2006 (inception) through December 31, 2006. We also consent to the reference to our firm under the caption “Experts”.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

March 21, 2007